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                                  EXHIBIT 10.5

                       STUKEL ADVISORY SERVICES AGREEMENT

                                 March 31, 2004

Capital Growth Systems, Inc.
1100 East Woodfield Road
Schaumburg, Illinois 60173

Attention: Scott Allen, Chief Executive Officer

Dear Scott:

         This letter is intended to memorialize our understanding that Douglas Stukel ("Advisor") has been retained as a financial advisor to Capital Growth Systems, Inc. (the "Company") to perform such financial consulting services as the Company may reasonably request. The term of the Advisory Services Agreement ("Agreement") shall extend through September 30, 2005, provided, however, that either the Company or Advisor may terminate this Agreement prior to such date and as of the end of any month upon no less than 30 days' prior written notice.

         It is contemplated that Advisor will provide financial advisory services to the Company in connection with the Company's (i) mergers and acquisitions and due diligence in connection therewith; (ii) negotiations with prospective target companies; (iii) consideration of merger contacts and market positioning; (iv) analysis of strategic alternatives including possible disposition of the Company; (v) strategy related to new product development and marketing; (vi) capital market strategies for debt and equity financings; and
(vii) such other services as the Company may request from time to time. Advisor will provide such financial advisory services to the Company on an as requested basis by the Company, of which such service is not to exceed 10 hours per week, noncumulative.

         As consideration to Advisor for entering into this Agreement, the Company will grant to Advisor or its designees, three year warrants with cashless exercise rights, exercisable at $1.35 per share for 250,000 shares of the Company's common stock.

         The Company further agrees to reimburse Advisor for all reasonable out-of-pocket expenses incurred in carrying out the terms of this Agreement, including travel, telephone, facsimile, courier, computer time charges, attorneys' fees and disbursements, and any sales, use or similar taxes. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Advisor to the Company. Any individual expense in excess of $500 shall be pre-approved by the Company.

         It is contemplated that from time to time the Company may request Advisor to perform financial advisory services in addition to those provided under this Agreement. Any fees which Advisor shall become entitled to receive from the Company in connection with the performance of any such services shall be set forth in a separate agreement between the Company and Advisor and shall be in addition to the compensation provided herein. Neither the Company nor Advisor, however, will have any obligation to enter into any separate agreement, the terms and conditions of which must be negotiated between Advisor and the Company. Nothing contained in the

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Agreement shall preclude the Company from engaging any other person to provide financial advisory or investment banking services to the Company; provided however, that during the term of this Agreement and for a period of six months thereafter, the Company shall give Advisor the irrevocable right of first refusal to act as an advisor with respect to mergers and acquisitions, in addition to being an advisor in regards to other services, provided that Advisor offers such services on terms no less favorable than the Company can obtain elsewhere. The Company shall give Advisor five business days to notify them of their intention to match the terms and services or such right of first refusal will expire. The Board shall have the sole right in determining whether Advisor's terms and services are equal to those offered to the Company by other persons.

         In order to enable Advisor to render its services hereunder, the Company agrees to provide Advisor, among other things, all reasonable information requested or required by Advisor including, but not limited to, information concerning historical and projected financial results and possible and known litigious, environmental and other contingent liabilities. The Company also agrees to make available to Advisor such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Advisor may reasonably request. The Company will promptly advise Advisor of any material changes in its business or finances during the term of this Agreement. The Company represents that all information made available to Advisor by the Company will be complete and correct in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Advisor will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Advisor does not assume responsibility for the accuracy or completeness of the information to which reference is made hereto.

         The services herein provided are to be rendered solely to the Company. They are not being rendered by Advisor as an agent or as a fiduciary of the shareholders of the Company and Advisor shall not have any liability or obligation with respect to its services hereunder to such shareholders or any other person, firm or corporation.

         The Company and Advisor hereby agrees to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

         This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto or except as otherwise provided herein. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and Advisor.

         The parties acknowledge that this Agreement has been prepared by Shefsky & Froelich Ltd ("S&F") solely in its capacity as counsel for the Company. S&F has advised all parties that it has served as counsel for Douglas Stukel and affiliates in the past and may in the future with

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respect to matters unrelated to the Company, and has advised Douglas Stukel to retain independent counsel with respect to the subject matter of this Agreement. All parties consent to S&F's continued representation of the Company and acknowledge having been advised of the potential conflicts of interest due to its representation of Douglas Stukel and affiliates on other maters.

         This Agreement shall be governed by and construed to be in accordance with the laws of the State of Illinois applicable to contracts made and to be performed solely in such State by citizens thereof. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of Illinois or in the federal courts sitting in the Northern District of Illinois and the Company hereby agrees that service of process upon it by registered or certified mail at its address set forth above shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered or certified mail (return receipt requested) at the addresses set forth above.

         This Agreement may be signed in any number of counterparts, each of which shall be deemed and original, and all of which shall constitute one and the same agreement.

         ACKNOWLEDGED AND AGREED to this 31st day of March, 2004.

CAPITAL GROWTH SYSTEMS, INC.

                                                ________________________________
                                                DOUGLAS STUKEL

By:__________________________________
Its:_________________________________

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                                    EXHIBIT A

                            INDEMNIFICATION AGREEMENT

         Exhibit A to this Advisory Services Agreement (the "Agreement") dated March 31, 2004 by and between Capital Growth Systems, Inc. (the "Company") and Douglas Stukel ("Advisor").

         The Company agrees to indemnify and hold Advisor and its affiliates, control persons, directors, officers, advisors, representatives, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute, whether or not Advisor or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of Advisor's entering into or performing services under this Agreement, or arising out of any matter including, without limitation, any material misstatement or omission of a material fact in any information provided to Advisor or any prospective investor referred to in this Agreement. This indemnity shall also include Advisor and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in connection with such investigation, actions, proceedings or disputes, which fees and expenses shall be periodically reimbursed to Advisor and/or to any such other Indemnified Person as they are incurred; provided, however, that the indemnity set forth herein shall not apply where a court of competent jurisdiction has made a final determination that Advisor acted in a negligent manner or engaged in gross misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions herein above set forth shall apply and the Company shall perform its obligations hereunder or reimburse Advisor and/or such other Indemnified Person periodically for its, his or their fees and expenses as they are incurred). The Company also agrees that neither Advisor nor any Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for, or in connection with, any act or omission to act by Advisor as a result of its engagement under this Agreement, except for any such liability for losses, claims, damages, liabilities or expenses incurred that is found in a final determination by a court of competent jurisdiction to have resulted from Advisor's negligence or misconduct.

         If for any reason the foregoing indemnification is unavailable to Advisor or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Advisor or any such other Indemnified Person as a result of such loss, claim, damage, liability, cost or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, but also the relative fault of the Company and Advisor or any such other Indemnified Person, on the other hand, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by Advisor and any such other Indemnified Person hereunder exceed the amount of fees actually received by Advisor pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company herein above set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Advisor and any other Indemnified Person.

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         The terms and conditions herein above set forth in this Exhibit A shall survive the termination or expiration of this Agreement and shall continue indefinitely thereafter.

         ACKNOWLEDGED AND AGREED to this 31st day of March, 2004.

CAPITAL GROWTH SYSTEMS, INC.

                                               _________________________________
                                                DOUGLAS STUKEL

By:____________________________
Its:___________________________